As filed with the Securities and Exchange Commission on August 26, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	76-0364866
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300
Houston, Texas 77042
(Address and Zip Code of Principal Executive Offices)

U.S. PHYSICAL THERAPY, INC.
2003 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED MARCH 25, 2016)
(Full title of the plan)

Name, Address and Telephone Number of Agent for Service:	Copy of Communications to:
Carey Hendrickson Executive Vice President and Chief Financial Officer U.S. Physical Therapy, Inc. 1300 West Sam Houston Parkway South, Suite 300 Houston, Texas 77042 (713) 297-7000	Kevin J. Poli Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6682

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Statement Under General Instruction E - Registration of Additional Securities

This registration statement registers an additional 500,000 shares of our common stock related to the 2003 Incentive Plan, as amended and restated effective March 26, 2016, and further amended March 1, 2022, which are the same class as other securities for which registration statements on Form S-8, File Nos. 333-116230, 333-185381, 333-200832, 333-230368 (the "Prior Registration Statements"), has been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

Item 8.	Exhibits

Exhibit

No.	Description

4.1
U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan, as amended and restated effective March 26, 2016 (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2016).

4. 2
First Amendment to U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan, as amended and restated effective March 26, 2016, (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2022).

*5.1	Opinion of Woodburn and Wedge with respect to the legality of the securities.

*23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Woodburn and Wedge (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*107	Filing Fees Table.

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 26th day of August, 2022.

U.S. PHYSICAL THERAPY, INC.

By:	/s/ Christopher J. Reading
Christopher J. Reading,
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Reading and Carey Hendrickson, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Christopher J. Reading	Chief Executive Officer, President and Director (Principal Executive Officer)	August 26, 2022
Christopher J. Reading
/s/ Carey Hendrickson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 26, 2022
Carey Hendrickson

/s/ Edward L. Kuntz	Chairman of the Board	August 26, 2022
Edward L. Kuntz

/s/ Mark J. Brookner	Director	August 26, 2022
Mark J. Brookner

/s/ Harry S. Chapman	Director	August 26, 2022
Harry S. Chapman

/s/ Dr. Bernard A. Harris, Jr.	Director	August 26, 2022
Dr. Bernard A. Harris, Jr.

/s/ Kathleen A. Gilmartin	Director	August 26, 2022
Kathleen A. Gilmartin

/s/ Anne B. Motsenbocker	Director	August 26, 2022
Anne B. Motsenbocker

/s/ Reginald E. Swanson	Director	August 26, 2022
Reginald E. Swanson

/s/ Clayton K. Trier	Director	August 26, 2022
Clayton K. Trier

INDEX TO EXHIBITS

Exhibit

No.	Description

4.1
U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan, as amended and restated effective March 26, 2016 (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2016).

4.2
First Amendment to U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan, as amended and restated effective March 26, 2016, (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2022).

*5.1	Opinion of Woodburn and Wedge with respect to the legality of the securities.

*23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Woodburn and Wedge (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*107	Filing Fees Table.

*	Filed Herewith